SUPPLY AGREEMENT
                                ----------------

         This Supply Agreement (this "Agreement"), effective as of October 22, 2004 is by and between Embroidery Acquisition LLC, a Delaware limited liability company ("EAL"), Hirsch International Corp., a Delaware corporation ("Hirsch") and PCA LLC, a Delaware limited liability company ("PCA") (for purposes of Section 6.1 only).

                              Background Statement

         Hirsch is in the business of manufacturing and selling embroidery machines and related parts, accessories, software and supplies (the "Products"). EAL is in the business of operating and franchising retail embroidery service centers in Wal-Mart stores and other retails locations, including, without limitation, the resale of machinery, accessories and supplies to franchisees (the "Business"). This Agreement establishes the terms and conditions of purchases of the Products for use by EAL in the operation of the Business.

         The entering into of this Agreement by EAL and Hirsch is a condition precedent to the closing of the transactions contemplated by the Asset Purchase Agreement dated as of October 22, 2004 between EAL, Hirsch, Hometown Threads LLC and PCA.

                             Statement of Agreement

         The parties agree as follows:

          1.   Purchase and Supply

          1.1 Purchase Orders. During the term of this Agreement, EAL may place purchase orders with Hirsch with respect to the Products offered by Hirsch from time to time ("Purchase Orders"). Each Purchase Order will specify the quantity of each Product being ordered, the location to which the Products are to be delivered and the required delivery date. Hirsch agrees to accept each such Purchase Order and to supply EAL with Products in accordance with the standard specifications for the Products, and the quantity and delivery terms in the Purchase Order. On ten (10) days' prior written notice, EAL may modify or terminate any Purchase Order (other than Purchase Orders for specialized or customized Products that are not saleable by Hirsch in the ordinary course of its business) placed by EAL under this Agreement. EAL's liability to Hirsch with respect to such modified or terminated Purchase Order shall be limited to: (i) Hirsch's purchase price of all components for the Product (not usable in Hirsch's business operations or salable to another customer), plus (ii) the actual costs incurred by Hirsch in procuring and manufacturing the Product (not usable in Hirsch's business operations or salable to another customer), in each case prior to the date of modification or termination; less (3) any salvage or resale value of the Product. However, no such charges shall be payable by EAL if within ninety (90) days after notice of modification or termination, substantially similar Products are ordered by EAL. If requested, Hirsch agrees to substantiate any termination or modification costs with proof reasonably satisfactory to EAL.

         The terms and conditions of this Agreement shall apply to each sale by Hirsch to EAL of the Products, and, except as otherwise expressly provided herein, none of the additional or inconsistent terms and conditions in any quotation, purchase order, acknowledgement or similar document shall apply. The specifications for the current model of the Exclusive Product (as defined below) are attached hereto as Exhibit A. Subject to the limitations set forth in
Section 6.5 hereof, Hirsch may, upon prior written notice to EAL, modify the specifications from time to time during the term of this Agreement.

          1.2 Purchase Commitment. During the term of this Agreement, EAL shall purchase from Hirsch, and Hirsch shall supply to EAL, one hundred percent (100%) of the Covered Companies' requirements for the embroidery machines, software, supplies, parts and accessories of the general type and category being purchased from Hirsch by Hometown Threads as of the date of this agreement (the "Exclusive Products") for use in the Business. "Covered Companies" means EAL, PCA and their respective affiliates as well as the assigns of any of the foregoing.

          2.   Pricing.

          2.1  [CONFIDENTIAL TREATMENT REQUESTED].

          2.2 Documentation. Upon request by EAL, Hirsch shall promptly supply EAL with a copy of any invoice or other documentation evidencing Hirsch's costs for any of the Products.

          2.3 Invoices. Any sales, use and similar taxes that must be paid by EAL must be separately itemized on all invoices. At EAL's request, Hirsch shall contest any such taxes that EAL deems improperly levied. Invoices must be submitted to EAL at: 815 Matthews-Mint Hill Road, Matthews, North Carolina 28105. Each invoice must include Hirsch's invoice number, the quantity and price of each Product shipped and the total amount due under such invoice.

          2.4 Payment. Payment on invoices shall be due sixty (60) days from the date of EAL's receipt of a correct and complete invoice.

          3.   Shipping Terms.

          3.1 Standard Delivery. Delivery shall be FOB Hirsch's N.Y. warehouse. Title and risk of loss shall pass upon delivery to EAL. Time is of the essence. All Products shall be shipped by Hirsch on or before the twenty-first (21st) day following receipt of a Purchase Order from EAL. If Hirsch is or will be delayed with respect to the shipment of all or any portion of the Products in a Purchase Order, Hirsch shall notify EAL immediately after becoming aware of any such delay or anticipated delay. If the delay will extend beyond ten (10) days from the agreed ship date, then EAL shall have the right to cancel the Purchase Order, in whole or in part, at the time EAL is notified of the delay or at any time prior to shipment. EAL shall have no liability for such cancellation and shall have the right to cover by purchase of substitute products (and to collect any such cover costs from Hirsch). Any such cover products shall be considered as purchases from Hirsch for purposes of EAL's purchase requirements under this Agreement. In addition, EAL shall have the right to recover any other damages arising from the delayed delivery.

          3.2 Inspection. EAL shall have the right to inspect the Products after they are delivered. However, the making of or failure to make any inspection of, or payment for, any Product shall in no way limit EAL's right to reject non-conforming or defective Products or to exercise its rights under Section 4 of this Agreement.

          4.   Warranties and Allocation of Liability.

          4.1 Warranty. In addition to the standard warranties provided by the manufacturer of the Products (which warranties shall be assigned by Hirsch to EAL) and by Hirsch to other purchasers of the Products, Hirsch warrants free and clear title to all Products and that the Products will comply with the specifications. In addition, Hirsch warrants that the Products will be free from defects in workmanship and materials and warrants that the Products have been manufactured in compliance with all applicable laws.

          4.2 Remedies. If any Product breaches any of the warranties set forth above during the warranty period, Hirsch shall within a commercially reasonable period of time either (i) repair the Product (provided that Hirsch shall provide EAL with a temporary replacement Product during the period of any repair, such that EAL shall have as minimal interruption in its Business as reasonably possible (which in no event will be more than four (4) calendar days) a result of the repair) or (ii) replace the Product with a new Product, in either case at no additional cost to EAL, delivered to the same destination as that of the original shipment, at Hirsch's expense. All such repaired or replacement Products shall be warranted for a full warranty period. In the event that Hirsch is unable to repair or replace the Product as provided above, EAL shall be entitled to recover any resulting damages, including the cost of cover, that (after commercially reasonable efforts by EAL) have not been mitigated by EAL. EAL's rights and remedies set forth herein shall be cumulative and in addition to all other rights and remedies available to EAL in law or equity.

          4.3 Liability Insurance. Hirsch, at its sole expense, shall maintain in effect during the term of this Agreement commercial general liability insurance with a reputable insurer, covering risks that are typically covered within the industry, including products and completed operations and contractual liability coverage. The commercial general liability coverage shall be written on an occurrence basis with limits of not less than $1,000,000 per occurrence.

          4.4 Indemnification. Hirsch shall indemnify, save and hold EAL and its affiliates, successors, assigns, officers, directors, employees and agents (for the purpose of this Section, the "Indemnified Parties") harmless from and against any and all liabilities, expenses, losses, damages, claims, workers compensation, fines, penalties and costs (including all reasonable attorneys fees whether incurred by EAL or awarded against the Indemnified Parties) (collectively, "Damages") that the Indemnified Parties may reasonably sustain or incur as a result of or arising out of: (a) any injury or death of any of Hirsch's personnel arising out of or in any way relating to this Agreement; (b) damage to any property or person caused by an act or omission of Hirsch or Hirsch's personnel; (c) any negligence or willful misconduct of Hirsch in the performance of this Agreement or the manufacture of the Products; or (d) any claim that the Products or EAL's use of the Product is an infringement of any patent, copyright trademark, trade name, service mark or any other proprietary right of a third party; provided, however that (i) Hirsch shall be not be responsible for any Damages to the extent arising primarily from the negligence or willful misconduct of EAL; and (ii) EAL shall take commercially reasonable steps to mitigate such Damages.

          5.   Term and Termination.

          5.1 Period of Agreement. This Agreement shall commence on the date hereof and shall remain in effect until the earlier of: (i) five
               (5) years from the date hereof or (ii) the purchase by EAL of Exclusive Products for 200 EAL locations.

          5.2 Termination. Either party may terminate this Agreement during the term hereof if the other party breaches any material term of this Agreement and fails to cure that breach within forty-five (45) days following written notice thereof, specifying in detail the nature of the breach. In addition, each party shall also have the right to terminate this Agreement to the extent that the other party becomes the subject of any voluntary or involuntary filing of a bankruptcy petition or similar proceeding under state law or all or any substantial part of this property shall be placed in the hands of a trustee, receiver or other officer of the court for the protection of creditors, and such proceedings are not dismissed within ninety (90) calendar days. In addition, EAL shall have the right to terminate this Agreement immediately upon written notice to Hirsch: (i) at any time after more than ten
               (10) Purchase Orders (or any part thereof) are shipped after the required ship date during the term of this Agreement; (ii) if at any time EAL determines, in its reasonable discretion, that the quality of the Exclusive Products being delivered is materially less than the quality of the Exclusive Products used in the Business on the date of this Agreement, which quality determination shall be based on both performance and repair record; or (iii) Hirsch breaches the Repair and Maintenance Agreement between the parties dated as of the date hereof and fails to cure such breach within forty-five (45) days following written notice thereof.

          5.3 Effect of Termination. Unless otherwise set forth in writing and signed by all the parties hereto, termination of this Agreement shall not terminate the rights or obligations of either party with respect to Purchase Orders and accounts payables that are outstanding on the effective date of termination. The rights and obligations of the parties set forth in Article IV (other than Section 4.3) and in Section 6.8 will continue in full force and effect subsequent to the termination of this Agreement.

          6.   Miscellaneous Provisions.

          6.1 Guarantee of PCA LLC. PCA hereby guarantees to Hirsch the due and punctual payment, performance and observance by EAL of EAL's obligations hereunder. PCA shall be entitled to the defenses, if any, against payment and performance of such obligations that are both permitted by law and are available to EAL under the terms and provisions of this Agreement (for the avoidance of doubt, PCA shall not have the benefit of any defense relating to the bankruptcy or insolvency of EAL). Except for such permitted defenses, the guaranty provided hereby shall be absolute, continuing, unconditional and irrevocable. The guaranty provided hereby is a guaranty of payment (and not merely collection) and Hirsch is not required to make demand upon or exhaust remedies (or any similar matter) as against EAL before proceeding against PCA.

          6.2 Plant Rules and Security Requirements. The employees and agents of each party shall, while on the premises of the other, comply with all plant rules and regulations in effect at such premises, including security requirements.

          6.3 Models. Hirsch shall, at no cost, provide two (2) of the Exclusive Product to EAL for use as training and demonstration models. If at any time during the term of this Agreement Hirsch introduces a new model of the Exclusive Product, then Hirsch shall promptly provide two (2) of such new model of the Exclusive Product to EAL for use as its training and demonstration models. For a period of ninety (90) days following EAL's receipt of a new training and demonstration model, EAL shall have the right to retain both the old and new training and demonstration models. On or before the end of such ninety (90)-day period, EAL shall, at its option, either (i) return the old training and demonstration models to Hirsch, at EAL's cost and expense, or (ii) purchase the old training and demonstration models at a mutually agreed price.

          6.4 Training. If at any time during the term of this Agreement, Hirsch introduces a new model of the Exclusive Product, it shall provide EAL and its designated personnel with training on the use of such new model of the Exclusive Product. All training shall be provided at Hirsch's expense and at a time and location mutually agreed by EAL and Hirsch.

          6.5 Manufacture of Discontinued Product. Hirsch shall provide EAL at least one hundred eighty (180) days prior written notice if any Product covered by this Agreement is to be discontinued, and Hirsch shall accept Purchase Orders for such Products for one hundred twenty (120) days following Hirsch's notice. Prices for such Product shall be as set forth in this Agreement.

          6.6 Material Changes. Hirsch shall notify EAL at least one hundred eighty (180) days in advance, in writing, of any proposed change in any of the Products that would effect the: (i) reliability of the Product or (ii) the form, fit or function of the Product. In the event that the proposed change would, in the reasonable discretion of EAL, render the Product unacceptable for use in the Business, EAL may terminate this Agreement.

          6.7 Force Majeure. Neither Hirsch nor EAL shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by an event beyond its reasonable control, which may include but not be limited to, fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority and acts of God ("Conditions"). A party failing or delaying performance hereunder due to such Conditions shall (i) promptly give the other party written notice thereof, setting forth the cause and expected duration of any delay and (ii) take all commercially reasonable actions to eliminate, cure and overcome such cause to the extent possible and resume performance hereunder. If Hirsch has a Condition that delays or will delay its performance under the Agreement for a period of more than ninety (90) calendar days, then EAL shall have the option to terminate the Agreement, immediately upon written notice to Hirsch.

          6.8 Hazardous Materials. Hirsch shall promptly notify EAL in writing if any Products supplied under this Agreement are deemed hazardous under all laws, rules or regulations of any applicable governmental or regulatory authority. All Product delivered under this Agreement shall be packaged, marked and shipped by Hirsch in compliance with all laws, rules and regulations of applicable governmental or regulatory authorities.

          6.9 Waiver. No failure or delay by either party in enforcing any of its rights under this Agreement shall be construed as a waiver of the right to subsequently enforce any of its rights, whether relating to the same or a subsequent matter.

          6.10 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered by hand, electronically, or by a reputable national over-night courier service or by confirmed facsimile transmission or three (3) business days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties identified below:

                  To EAL:

                  PCA LLC
                  815 Matthews - Mint Hill Road
                  Matthews, NC  28105
                  Attention:        Barry J. Feld, Chairman, President and CEO
                  Facsimile No.:            704-847-1548

                  With Copy to:

                  Robinson, Bradshaw & Hinson, P.A.
                  101 North Tryon Street, Suite 1900
                  Charlotte, NC  28246
                  Attention:        Steven D. Newmark
                  Facsimile No.:            704-378-4000

                  To Hirsch:

                  Hirsch International Corp.
                  200 Wireless Boulevard
                  Hauppauge, NY 11788
                  Attention Beverly Eichel, Chief Financial Officer
                  Facsimile No.:            631-952-0665

Any party may change the address to which notice is to be provided by providing notice in the manner set forth above.

          6.11 Confidential Information. The parties agree not to disclose to any third party (but specifically excluding any direct affiliates of the parties) and not to use, except for the purpose of this Agreement, any technical or commercial information of a confidential or proprietary nature that is not generally known in the industry and that is first made available to either of the parties by the other party or which either party may have learned from the other party in the course of this Agreement ("Confidential Information"). Notwithstanding the foregoing, a party may disclose Confidential Information of the other if required by law or judicial process; provided; the party subject to such law or process notifies the other party and reasonably cooperates, at the other party's expense, in efforts to prevent or limit such disclosure. All such Confidential Information shall be returned to the disclosing party at its request upon termination of this Agreement. This provision shall survive any termination of this Agreement and shall continue with respect to any Confidential Information so long as that information remains not generally known in the industry.

          6.12 Assignment.  Neither  this  Agreement  nor  any  of  the  rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, EAL may assign this Agreement to any of its affiliates upon written notice to Hirsch if the guarantee of PCA continues in effect for EAL and its assignee, and upon such assignee's assumption of EAL's obligations hereunder in a writing reasonably satisfactory to Hirsch. EAL may also assign this Agreement to an unaffiliated third party to whom EAL sells or transfers all or substantially all of its assets, upon the prior written consent of Hirsch, which shall not be unreasonably withheld and, in such event, PCA shall be released from its guarantee. Notwithstanding the foregoing, Hirsch may assign this Agreement to any third party to whom Hirsch sells or transfers all or substantially all of its assets, upon the prior written consent of EAL, which shall not be unreasonably withheld.

          6.13 Governing Law. The execution, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York, without regard to the conflicts of law rules thereof. The United Nations Convention for Contracts for the International Sale of Goods shall not apply.

          6.14 Severability. The invalidity of any portion of this Agreement shall not invalidate any other portion of this Agreement and, except for such invalid portion, this Agreement shall remain in full force and effect. If for any reason, any portion of this Agreement is illegal or unenforceable, such provision will be severed and the remainder of this Agreement shall be interpreted in a manner that will not affect the enforcement of the remaining provisions.

          6.15 Headings.   The  paragraph  headings  contained  herein  are  for
               reference only and shall not affect in any way the meaning and interpretation of the terms and conditions set forth herein.

          6.16 Entire Agreement. This Agreement (including the Schedules hereto) embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, undertakings and agreements between the parties. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties with respect to the transactions contemplated hereby. This Agreement may be amended, modified or supplemented only by written agreement of all of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                     EMBROIDERY ACQUISITION LLC


                                                 By:          /s/ Barry J. Feld
                                                 ------------------------------
                                                 Name:        Barry J. Feld
                                                 Title:       President



                                                     HIRSCH INTERNATIONAL CORP.


                                                     By:      /s/ Paul Gallagher
                                                     ---------------------------
                                                     Name:    Paul Gallagher
                                                     Title:   President

PCA executes this Agreement
solely for the purpose of being bound by
Section 6.1.

PCA LLC


By: /s/ Barry J. Feld
------------------------------
Name: Barry J. Feld
Title: President